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                                                                       EXHIBIT 4

                             SHAREHOLDER AGREEMENT

     THIS AGREEMENT is made this 16th day of October, 1998, by and among LETCHWORTH INDEPENDENT BANCSHARES CORPORATION, a New York corporation with its principal office located at 50 North Main Street, Castile, New York 14427 ("Letchworth"), and W. D. SPAIN AND SONS LIMITED PARTNERSHIP, a New York limited partnership, c/o Spain & Spain, P.C. 671 Route Six, Mahopac, New York, WILLIAM
D. SPAIN, JR., an individual residing at 191 East Lake Boulevard, Mahopac, New York 10541, C. COMPTON SPAIN, an individual residing at 620 North Lake Boulevard, Mahopac, New York 10541, MICHAEL H. SPAIN, an individual residing at Gypsy Trial Road, Carmel, New York 10512, and WILLIAM D. SPAIN, an individual residing at 616 North Lake Boulevard, Mahopac, New York 10541 ("Spain Shareholders"). The Spain Shareholders and Letchworth are collectively referred to as the "Shareholders" of the Mahopac National Bank ("Bank").

     WHEREAS, Letchworth is seeking to acquire between 1,240 and 1,497 shares of the total 2,125 issued and outstanding shares of capital stock of the Bank; and

     WHEREAS, as a condition precedent to the acquisition of such shares of stock by Letchworth, Letchworth requires that an agreement be executed defining the rights and obligations of the parties with respect to the transfer of, and/or required disposition of, the shares of capital stock of the Bank owned by the Shareholders; and

     WHEREAS, after giving effect to the acquisition of such shares by Letchworth, shares of capital stock (the "Stock") of the Bank will be owned by the Shareholders in accordance with the following:

            Letchworth                    1,240 to 1,497
            Spain Shareholders            628

     WHEREAS, Letchworth and the Spain Shareholders desire that an agreement be executed defining the rights and obligations of the parties with respect to the transfer and/or required disposition of the shares of Stock of the Bank;

     NOW, THEREFORE, in consideration of the premises and mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

Section 1.  General Provisions.
            ------------------

            1.1     Restrictions on Disposition. No Shareholder shall encumber,
                    ---------------------------
                    hypothecate or transfer, by sale, gift, bequest, assignment, operation of law or otherwise any shares of Stock now or hereafter owned by him or it except in accordance with this Agreement. Notwithstanding the foregoing, the parties hereto hereby acknowledge and agree that eighty-five (85) shares of Stock owned by the Spain Shareholders are presently encumbered by a purchase money lien, and that the terms of this Agreement shall not prohibit the continuation of said lien. If no provision of this Agreement governs the proposed disposition then such disposition shall be prohibited by this Agreement, except with the prior written consent of all other parties to this Agreement.

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            1.2     Condition Precedent for Transfer. No Shareholder shall
                    --------------------------------
                    effect, in any manner, any transfer of any shares of Stock permitted under this Agreement unless the transferee, as a condition precedent to such transfer, consents in writing to the continuance of the terms and conditions of this Agreement by dating and executing a counterpart copy hereof and delivering it to the Bank with copies to the Shareholders.

            1.3     Shareholder's Vote. Throughout the term of this Agreement,
                    ------------------
                    each Shareholder hereby agrees to vote all shares of Stock owned by such Shareholder in favor of the election of each of the following individuals to the Board of Directors of the Bank: (i) the election of three (3) individuals nominated by the Spain Shareholders and reasonably acceptable to Letchworth, it being agreed that William D. Spain, Jr., C Compton Spain and Michael H. Spain are acceptable (ii) The election of three (3) individuals nominated by Letchworth and reasonably acceptable to the Spain Shareholders, and (iii) Steven Garner or any successor Chief Executive Officer of the Bank.

            1.4     Chairman of the Board. Throughout the term of this
                    ---------------------
                    Agreement, each of the Shareholders hereby agrees to take any and all steps necessary to ensure that the Board of Directors nominates and elects William D. Spain, Jr. as the Chairman of the Board of Directors of the Bank.

            1.5     Membership on Letchworth Board of Directors. Throughout the
                    -------------------------------------------
                    term of this Agreement, Letchworth hereby agrees to take any and all steps necessary to enable one of the Spain Shareholders to be elected and/or appointed to the Board of Directors of Letchworth. In addition, each of the other Spain Shareholders shall be invited to attend all of the meetings of the Board of Directors of Letchworth.

Section 2.  Voluntary Lifetime Transfers.
            ----------------------------

            2.1     Transfers by Letchworth.
                    -----------------------

                    (a) The parties thereto hereby covenant and agree to take any and all steps necessary to commence the following process on the "Trigger Date," as defined below, to determine the purchase price for each share of Stock. For purposes of this Agreement, the term "Trigger Date" shall mean the eighteen (18) month anniversary of the date that Letchworth actually consummates the acquisition of its shares of Stock from the members of the Costello family and the Ryder family. The purchase price shall be determined in accordance with Section
                         2.2 below.

                    (b) The Spain Shareholders shall have thirty (30) days from the date that the purchase price for each share of Stock is determined (the "Option Period") to agree to purchase all, but not less than all, of the shares of Stock owned by Letchworth by giving written notice to Letchworth and fixing a closing date for the purchase of such shares not more than ninety

                                      -2-
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                    (90) days thereafter, or thirty (30) days after all
                    necessary regulatory approvals are obtained, which ever is later (the "Closing Period"). In the event that the Spain Shareholders exercise their option hereunder, the purchase price to be paid by the Spain Shareholders shall be paid in accordance with Section 2.3(a) below.

               (c) Notwithstanding any provision to the contrary set forth herein, (i) the Spain Shareholders shall have the right to assign any and all of their rights and obligations under
                    Section 2.1(b) to the Bank, and (ii) Letchworth shall have the right to assign any and all of its rights and obligations under Section 2.1(d) to the Bank.

               (d) The parties hereto hereby acknowledge and agree that time is of the essence. As a result, if at the end of the Option Period the Spain Shareholders have not agreed to purchase the shares, or if at the end of the Closing Period the Spain Shareholders (or the Bank if the Spain Shareholders' rights have been assigned under Section 2.1(c) above) have not acquired all of the shares of Stock owned by Letchworth for any reason whatsoever, then Letchworth shall have the option (the "Letchworth Option") to acquire all, but not less than all, of the shares of Stock owned by all of the Spain Shareholders at the purchase price for each share as determined in accordance with Section 2.2 below. In the event that Letchworth exercises the Letchworth Option, the purchase price shall be paid in accordance with Section 2.3(b) below. Letchworth shall have thirty (30) days from the "Spain Option Termination Date," as defined below, to exercise the Letchworth Option by giving written notice (the "Letchworth Option Notice") to the Spain Shareholders and setting a closing date for the purchase of the shares of Stock owned by the Spain Shareholders not more than thirty
                    (30) days after all necessary approvals, regulatory and otherwise, have been obtained by Letchworth. In connection therewith, all of the Shareholders hereby covenant and agree to assist and cooperate, and to use their best efforts to enable, Letchworth and/or the Bank to obtain any and all approvals, regulatory or otherwise, necessary to enable the consummation of the transactions contemplated by this
                    Section 2.1(d). For purposes of this Agreement, the "Spain Option Termination Date" shall mean the date that the Option Period expires or, in the event that the Spain Shareholders have exercised their option to acquire the shares of Stock owned by Letchworth, the date on which the Closing Period expires.

               (e) In the event that the Spain Shareholders (or the Bank if said rights to purchase have been assigned to the Bank in accordance with Section 2.1(c) above) fail to purchase all of the shares of Stock owned by Letchworth in accordance with the provisions of Section 2.1(b) above, and Letchworth fails to exercise the Letchworth Option as set forth at
                    Section 2.1(d) above, the parties hereto hereby covenant and agree to take any and all steps necessary to enable the Bank to retain the services

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                    of a reputable investment banker to market and sell the Bank to a third party. Such investment banker shall solicit bids to purchase the Bank from interested financial institutions and other potential acquirers. Once at least three bona fide
                                                                       ---- ----
                    bids are received, the investment banker shall present the bids to Letchworth and the Spain Shareholders, who shall meet and seek to agree on which bid to accept. If the parties shall be unable to agree, then the bid presenting the highest dollar purchase price per share of Stock that is payable in cash or freely tradeable securities at the closing, shall prevail.

               (f) The investment banker to conduct the sale of the Bank pursuant to Section 2.1(e) shall be selected in the following manner. First, Letchworth and the Spain Shareholders shall each select not less than four investment bankers who are experienced in providing investment banking services in connection the mergers and acquisitions of financial institutions and who satisfy the standards set forth in Section 2.2(c). If there is any duplication between the two lists, then the investment banker to handle the transaction shall be selected by random selection among those investment bankers on both lists. If there is no duplication, then Letchworth shall strike from the list provided by the Spain Shareholders all but one of the names and the Spain Shareholders shall do likewise to the list presented by Letchworth, and then the investment banker to conduct the sale shall be selected by random selection from among the two remaining names.

     2.2       Purchase Price.
               --------------

               (a) Whenever under this Agreement the purchase price of any shares of Stock of the Bank, or any interest therein, must be determined, then the same shall be determined by appraisal pursuant to the terms of this Section 2.2. The valuation shall be based upon the "fair market value" of all of the Stock, determined as the price which could be obtained for a sale of all of the issued and outstanding shares of Stock of the Bank in a single transaction as part of a merger or acquisition transaction. No discount for illiquidity, time delays or difficulty in obtaining regulatory approval or similar factors should be considered in determining the "fair market value". The purchase price for each share of Stock shall be an amount equal to the product of (i) .90 (i.e., 90%), and (ii) a fraction, the numerator of which is equal to the "fair market value" of all shares of Stock, as determined by the appraiser described in Section 2.2(b) below, and the denominator of which is equal to the total number of issued and outstanding shares of Stock of the Bank as of the "Trigger Date," as defined in Section 2.1(a) above.

               (b) Upon the occurrence of any event requiring a determination of the purchase price of any shares of Stock of the Bank, each party involved in the transaction shall select an appraiser to determine the value of the

                                      -4-
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                    Stock being sold. The appraisers shall be selected and
                    written notice of the selection to the other party shall be given within twenty (20) days after the "Trigger Date," as defined below. If either party fails to designate an appraiser within such twenty (20) day period, then, if such failure continues for a period of ten (10) days after notice and demand from the other party, the party failing to designate an appraiser shall forfeit its right to designate an appraiser, whereupon all future appraisal determinations shall be based upon the appraisal by the one appraiser duly selected by the other party pursuant to this Section 2.2(b).

               (c) In order to be qualified to be selected as an appraiser pursuant to Section 2.2(b), the appraiser must be experienced in the appraisal of financial institutions and must have provided at least two (2) appraisals or fairness opinions during the previous two years in connection with stock offerings, mergers, acquisitions or similar transactions for banks, savings institutions or their holding companies which required the filing of a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act").

               (d)  The two (2) appraisers selected by the parties pursuant to
                    Section 2.2(b) above shall prepare their appraisals of the "fair market value" of the shares of Stock of the Bank, which appraisals shall be completed within sixty (60) days after their selection. If the appraised values of the shares of Stock differ by less than ten percent (10%) of the higher of the two appraisals, then the "fair market value" of all of the shares of Stock for the purposes of this Agreement shall be equal to the mean average of the two appraisals. If the two appraisals differ by more than ten percent (10%) of the higher of the two appraisals, then the two appraisers shall meet to seek to reconcile their differences, and if they shall adjust their appraisals so that the appraisals differ by less than 10% of the higher appraisal, then the "fair market value" of all of the shares of Stock for the purposes of this Agreement shall be equal to the mean average of the two appraisals, as adjusted. If the appraisers shall not so reconcile their differences within fifteen (15) days after the end of the sixty (60) day period during which the appraisal is required to be completed, then the two appraisers shall select a third appraiser, satisfying the qualification requirements of Section 2.2(c) above, who shall thereupon render its own appraisal of the "fair market value" of all of the shares of Stock, which appraisal shall be deemed to be the "fair market value" of all of the shares of Stock; provided, however, that in the event that the third appraiser determines the "fair market value" to be less than the lowest "fair market value" determined by the other two appraisers, the lowest "fair market value" determined by the other two appraisers shall be deemed to be the "fair market value" of all of the shares of Stock, and provided, further, that in the event the third appraiser determines that the "fair market value" is greater than the highest "fair market value" determined by the other two appraisers, then the highest "fair market

                                      -5-
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                    value" determined by the other two appraisers shall be
                    deemed to be the "fair market value" of all of the shares of Stock of the Bank.

               (e) All appraisals pursuant to this Section shall be as of the Trigger Date; provided, however, that once an appraised value is determined with respect to any option, right or obligation, that appraised value shall continue to be effective and not adjusted with respect to all future options, rights or obligations flowing from the event requiring a determination of the purchase price. Therefore, for example, once the purchase price is determined for purposes of the option of the Spain Shareholders in Section 2.1(b), that same purchase price shall apply to the Letchworth Option pursuant to Section 2.1(d).

          2.3. Payment of Purchase Price.
               -------------------------

               (a) In the event that the shares of Stock owned by Letchworth are purchased by the Spain Shareholders pursuant to Section 2.1(b), or by the Bank as a result of the provisions of
                    Section 2.1(c), at the closing, (i) the purchaser of said shares of Stock (either the Spain Shareholders or the Bank, as the case may be) shall deliver to Letchworth an amount equal to the purchase price for such Shares by the wire transfer of immediately available funds to a bank account designated by Letchworth, and (ii) Letchworth shall deliver such shares of Stock, together with a corresponding stock power transferring all right, title and interest to such Shares to the Spain Shareholders (or allocating the Shares to each of the Spain Shareholders in accordance with written instructions signed by the Spain Representative), free and clear of any and all liens, security interests or encumbrances whatsoever.

               (b) In the event that the shares of Stock owned by the Spain Shareholders are purchased by Letchworth pursuant to the provisions of Section 2.1(d) above, at the closing, Letchworth shall deliver to each of the Spain Shareholders a certain number of shares of common stock, par value $1.00 per share, of Letchworth (the "Letchworth Common Stock"), all in accordance with the terms and conditions of Section 5 below; provided, however, that each of the Spain Shareholders shall have the right to receive, in lieu of a number of shares of Letchworth Common Stock of equal value (as determined in accordance with Section 5 below), an amount equal to up to thirty percent (30%) of the purchase price due and owing said Spain Shareholder for the shares of Stock owned by said Spain Shareholder by the wire transfer of immediately available funds to a bank account designated by each such Spain Shareholder. In any event, at the closing, the Spain Shareholders shall deliver the shares of Stock, together with a corresponding stock power transferring all right, title and interest to the shares of Stock to Letchworth, free and clear of any and all liens, security interests or encumbrances whatsoever.

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Section 3.     Covenant Not to Compete.
               -----------------------

               3.1 As additional consideration for the payment of any Shareholder's shares of Stock pursuant to the terms and conditions set forth in this Agreement, each of the Shareholders hereby agrees that throughout the term of this Agreement and for a period of three (3) years from and after the closing date for said shares of Stock, neither the selling Shareholder nor any person, firm or corporation directly or indirectly controlling, controlled by or under common control with said selling Shareholder, shall, without the prior written consent of the Bank, (i) directly or indirectly, manage, operate, join, control or participate or become interested in, or be connected with, as a partner, stockholder (except as a stockholder of a public corporation, provided that such stockholdings are not in the aggregate greater than 1% of the issued and outstanding stock of any class of capital stock of such corporation), employee, investor or otherwise, any banking business or operation of any business or operation providing the same or equivalent services as the Bank, conducted wholly or partly within a fifty (50) mile radius of any then operating branch office of the Bank, (ii) solicit or encourage any employee of the Bank to terminate his or her employment relationship with the Bank, or (iii) solicit or encourage any customer of the Bank to terminate its banking relationship with the Bank. In addition, each of the Shareholders agree not to make any derogatory remarks regarding the Bank, and, to the extent reasonably practicable, to promote the business and operations of the Bank. The foregoing provisions notwithstanding, the parties hereto hereby acknowledge and agree that the provisions of clause (i) above shall not be interpreted to prohibit the Spain Shareholders from representing financial institutions or from representing clients in business transactions with other financial institutions.

               3.2  Confidential Information.
                    ------------------------

                    (a) Each of the Shareholders hereby agree that they will not at any time after execution of this Agreement, disclose or authorize anyone else to disclose or use or make known for their own or another's benefit, any "confidential information, knowledge, or data" of the Bank, in any way acquired by them during the term of their respective affiliation with the Bank. For purposes of this Agreement, the term "confidential information, knowledge, or data" of the Bank shall include but not be limited to, the terms and conditions of this Agreement, as well as any other matters not readily available to the public which are:

                         (i) of a technical nature such as but not limited to methods, know-how, formulae, compositions, drawings, blueprints, compounds, processes, discoveries, machines, inventions, computer programs, and similar items;

                         (ii) of a business nature such as but not limited to information about sales or lists of customers, prices, costs, purchasing, profits, markets, product strengths and weaknesses; and

                         (iii) pertaining to future developments such as but not
                               limited to research and development, or future marketing or merchandising plans or ideas of the Bank.

                    (b) Immediately upon termination of his or its status as a shareholder of the Bank, each Shareholder shall deliver to the Bank all copies of data, information and knowledge, including without limitation, all documents, correspondence, specifications, blueprints, notebooks, reports, sketches, formulae, computer programs, sales and other manuals, price lists, customer lists, samples, and all other materials and copies thereof relating in any way to the business of the Bank in any way obtained by said Shareholder from the date of their affiliation with the Bank and which remain in his or its possession or under his or its control.

               3.3  Remedies. Each of the Shareholders hereby agree that
                    --------
                    monetary damages would be an inadequate remedy for any breach or threatened breach of the terms and conditions of this Section 3 and that, in the event of any such breach or threatened breach, injunctive relief will be necessary to prevent irreparable injury to the Bank and the remaining Shareholders. Accordingly, each of the Shareholders hereby agree that in addition to any other relief to which the Bank and the remaining Shareholders may be entitled, any court having jurisdiction may enter an appropriate injunctive order or other equitable relief to prevent such breach or threatened breach. In addition, the above should not be interpreted to limit the availability of injunctive or other equitable relief to cases of breach or threatened breach of this Section 3 and to limit remedies for the breach or threatened breach of any other provisions, it being specifically agreed that the Bank and the remaining Shareholders shall be entitled to all remedies available under law or equity with respect to such breaches or threatened breaches.

Section 4.     Option to the Spain Shareholders. Notwithstanding any provision
               --------------------------------
               to the contrary set forth herein, Letchworth hereby grants to the Spain Shareholders the right and option (the "Spain Option") to purchase up to seventy-eight (78) shares (the "Option Shares") of Stock owned by Letchworth; provided, however, that in the event that Letchworth acquires less than seventy-eight (78) shares of Stock from John Spain, the number of Option Shares subject to the Spain Option shall be limited to the number of shares of Stock actually acquired by Letchworth from John Spain. The Spain Option shall be exercisable at any time during the term of this Agreement, and the exercise price for the purchase of the Option Shares shall be an amount equal to the purchase price that Letchworth paid John Spain when it acquired such shares. The Spain Shareholders shall exercise the Spain Option by giving written notice thereof to Letchworth, which notice shall include a closing date for the acquisition of the Option Shares. At the closing, (i) the Spain Shareholders shall deliver the purchase price for the Option Shares to Letchworth by the wire transfer of immediately available funds to a bank account designated by Letchworth, and (ii) Letchworth shall deliver the Option Shares, together with a corresponding stock power transferring all right, title and interest to the Option Shares, to the Spain Shareholders (or allocating the Option Shares to each of the Spain Shareholders in accordance with written instructions signed by the Spain Representative), free and clear of any and all liens, security interests or encumbrances whatsoever. The Spain Option may not be assigned, transferred, pledged or hypothecated in any way, and shall not be assignable by operation of law or otherwise; provided, however, that in the event of the death of any of the Spain Shareholders, their respective rights and obligations under the Spain Option shall pass under the descendant's Will or the laws of descent and distribution. Any transfer, pledge, hypothecation or other disposition of the Spain Option, or any attempt thereof, contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Spain Option or the rights hereunder, shall be null and void and without effect.

Section 5.     Issuance of Letchworth Common Stock.
               -----------------------------------

               5.1(a) In the event that Letchworth acquires the shares of Stock owned by the Spain Shareholders pursuant to the terms and conditions of this Agreement, at the closing, Letchworth shall, subject to the right of each Spain Shareholder set forth in Section 2.3(b) above, deliver to the Spain Shareholders a certain number of shares of Letchworth Common Stock determined in accordance with the foregoing. The number of shares of Letchworth Common Stock to be delivered to all of the Spain Shareholders shall be equal to the aggregate purchase price payable to the Spain Shareholders divided by the "Conversion Price," as defined below. For purposes hereof, the "Conversion Price" shall mean the average of the last quoted price for the Letchworth Common Stock on the NASDAQ System during the thirty (30) days on which trades occur immediately prior to the date that Letchworth delivers the Letchworth Option Notice to the Spain Shareholders in accordance with Section 2.1(d) above. The Conversion Price, as so determined, shall be equitably adjusted for all stock splits, reverse stock splits, stock dividends (including any dividend or distribution convertible into Letchworth Common Stock), reorganizations, recapitalization, spin-offs and capital distributions and other similar transactions which occur after the determination of the Conversion Price.

               (b) No fraction of a share of Letchworth Common Stock will be issued under this Section 5.1, but in lieu thereof, each Spain Shareholder who would otherwise be entitled to a fraction of a share of Letchworth Common Stock shall receive from Letchworth an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, and (ii) the Conversion Price.

               5.2       Exemption from Registration. The Spain Shareholders
                         ---------------------------
                         hereby acknowledge and agree that the shares of Letchworth Common Stock to be issued under this Agreement shall be issued in a transaction exempt from registration under the Securities Act by reason of
                         Section 4(2) thereof. In connection therewith, each of the Spain Shareholders, jointly and severally, represents and warrants to

                         Letchworth, which representations and warranties shall survive throughout the term of this Agreement, as follows:

                         (a)  Suitable Investor. Each Spain Shareholder
                              -----------------
                              (together with such Spain Shareholder's financial and other advisors, if any) has such knowledge and expertise in financial and business matters that he or it is capable of evaluating the merits and risks of the exchange of his shares of Stock for shares of Letchworth Common Stock pursuant to the terms and conditions of this Agreement. Each Spain Shareholder has the ability to bear the economic risk of the investment in Letchworth Common Stock.

                         (b)  Receipt of Information. Each Spain Shareholder has
                              ----------------------
                              reviewed a copy of the most recent quarterly and annual documents required to be filed by Letchworth with the Securities and Exchange Commission, and has had an opportunity to discuss Letchworth's business, management and financial affairs with Letchworth's management.

                         (c)  Purchase for Own Account. Each Spain Shareholder
                              ------------------------
                              is acquiring shares of Letchworth Common Stock for his own account and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable law, and each Spain Shareholder has no present intention of selling, granting any participation in , or otherwise distributing the same in violation of applicable laws. Each Spain Shareholder understands that the shares of Letchworth Common Stock to be received by him pursuant to this Agreement have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of his investment intent and the accuracy of his representations, warranties and covenants as expressed herein. He understands that the shares of Letchworth Common Stock to be received by him pursuant to this Agreement are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from Letchworth in a transaction not involving a public offering and that under such laws and applicable regulations such shares may be resold without registration under the Securities Act only in certain limited circumstances. Each Spain Shareholder acknowledges that the shares of Letchworth Common Stock must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Each Spain Shareholder is aware of the provisions of Rule 144 under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including the existence of a public market for the shares, the availability of certain current public information about Letchworth, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f) under the Securities

                              Act) and the number of shares being sold during any three-month period not exceeding specified limitations.

                         (d)  Legends. It is understood that each certificate
                              -------
                              representing shares of Letchworth Common Stock received by the Spain Shareholders pursuant to this Agreement shall bear a legend substantially to the following effect (in addition to any legend required under applicable state securities laws):

                              "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN
                              REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

Section 6.     Covenants of Letchworth.
               -----------------------

                         Letchworth covenants and agrees that, except with
               respect to the transactions contemplated by this Agreement or the acquisition of between 1,240 and 1,497 shares of Stock, it shall take no action which will render it impermissible, under generally acceptable accounting principles and policies of the Securities and Exchange Commission for any acquirer of the Bank to treat the acquisition of the Bank as a "pooling" for financial statement purposes.

Section 7.     Spain Representative.
               --------------------

               (a) William D. Spain, Jr. shall be and hereby is constituted and appointed as agent and attorney-in-fact (the "Spain Representative") for and on behalf of each of the Spain Shareholders to give and receive notices and communications, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in connection with the rights and obligations of the Spain Shareholders under this Agreement. Such agency may be changed by the holders of a majority of the shares of Stock owned by the Spain Shareholders from time to time upon not less than ten (10) days' prior written notice to Letchworth. No bond shall be required of the Spain Representative, and the Spain Representative shall receive no compensation for his services. Notices or communications to or from the Spain Representative shall constitute notice to or from each of the Spain Shareholders.

               (b) The Spain Representative shall not be liable for any act done or omitted hereunder as the Spain Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Spain

                         Shareholders shall severally indemnify the Spain Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Spain Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

               (c) A decision, act, consent or instruction of the Spain Representative shall constitute a decision of all of the Spain Shareholders and shall be final, binding and conclusive upon each of the Spain Shareholders, and Letchworth may rely upon any decision, act, consent or instruction of the Spain Representative as being the decision, act, consent or instruction of each and every such Spain Shareholder. Letchworth is hereby relieved from any liability to any person for any acts done by it in accordance with such decision, act, consent or instruction of the Spain Representative.

Section 8.     Endorsement on Stock Certificates. During the term of this
               ---------------------------------
               Agreement, a legend shall be endorsed on the back of each certificate for Stock hereunder issued by the Bank to any shareholder or transferee thereof whose Stock is subject to the terms of this Agreement, which legend shall read substantially as follows:

               "Any sale, assignment, transfer, pledge or other disposition of the shares of Stock represented by this certificate is restricted by, and subject to, the terms and provisions of a certain Shareholder Agreement, dated as of the ___ day of October, 1998. A copy of said Agreement is on file with the Secretary of the Bank. By acceptance of this Certificate, the holder hereof agrees to be bound by the terms of this Agreement."

Section 9.     Termination.
               -----------

               9.1       Conditions of Termination. This Agreement shall
                         -------------------------
                         terminate upon the occurrence of any of the following events:

                         (a) Bankruptcy, receivership or dissolution of the Bank;

                         (b) The purchase by the Bank of all of the Stock of the Shareholders and the payment in full of the purchase price therefor;

                         (c)  The voluntary agreement of the Shareholders;

                         (d) The purchase by Letchworth of all of the Shares of Stock owned by the Spain Shareholders, or the purchase by the Spain Shareholders of all of the shares of Stock owned by Letchworth;

                         (e) The sale of all or substantially all of the assets of the Bank or the merger of the Bank with or into another company; or

                         (f) The sale of all of the shares of Stock owned by the Shareholders to a third party in accordance with the provisions of Section 2.1(e) above.

               9.2  Deletion of Legend. Upon termination of this Agreement, the
                    ------------------
                    Secretary of the Bank shall, upon tender of the certificates of Stock, delete the legend endorsed thereon pursuant to the preceding section.

Section 10.    Notices. All notices, offers, acceptances, requests and other
               -------
               communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by commercial delivery service, or mailed by certified or registered mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the Bank and the Shareholders at the address set forth at the outset of this Agreement, with a copy to Harris Beach & Wilcox, LLP, 130 East Main Street, Rochester, New York 14604, Attention: Patrick J. Dalton, Esquire, or to such other address as any party hereto shall designate in writing to the other parties.

Section 11.    Specific Performance. The parties hereto agree that irreparable
               --------------------
               damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 12.    Successors and Assigns. The terms of this Agreement shall be
               ----------------------
               binding upon and shall inure to the benefit of, and shall be enforceable by, the successors and assigns of the parties hereto and the holders from time to time of any shares of capital stock of the Bank.

Section 13.    New Shareholders. Any person or entity which hereafter acquires,
               ----------------
               in any manner, any shares of capital stock of the Bank shall become a party to this Agreement by dating and executing a counterpart copy hereof and delivering it to the Bank, with copies to the Shareholders. In such event, such person or entity shall be deemed a "Shareholder" hereunder, bound by all of the terms and conditions hereof and entitled to the benefits hereunder as of the date of his or its execution.

Section 14.    Arbitration. Any and all disputes or controversies whether of law
               -----------
               or fact of any nature whatsoever arising from or respecting this Agreement shall be decided by arbitration by the American Arbitration Association and in accordance with the rules and regulations of that Association. Arbitration shall take place in the City of Albany, State of New York, or any other location mutually agreeable to the parties. Reasonable notice of a time and place of arbitration shall be given to all persons, other than the parties, as shall be required by law, in which case such persons or their authorized representatives shall have the right to attend and/or participate in all the arbitration hearings in such matter as the law shall require.

Section 15.    Severability. In the event that any provision of this Agreement
               ------------
               or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 16.    Effect. This Agreement represents the entire agreement among the
               ------
               parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. No amendment, change or modification of any term or provision of this Agreement shall be effective unless in writing and signed by all of the parties hereto.

Section 17.    Execution of Counterparts. This Agreement may be executed in one
               -------------------------
               or more counterparts, all of which shall be considered one and the same Agreement, and shall become a binding Agreement when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

Section 18.    Applicable Law. Except for conflict of law principles, this
               --------------
               Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.

                              LETCHWORTH INDEPENDENT BANCSHARES CORPORATION, Shareholder

                              By: /s/ James W. Fulmer
                                  ---------------------------------------------
                                  James W. Fulmer, President and
                                  Chief Executive Officer

                              W. D. SPAIN AND SONS LIMITED PARTNERSHIP

                              By: /s/ William D. Spain, Jr.
                                  ---------------------------------------------
                                  William D. Spain, Jr., General Partner

                              By: /s/ C. Compton Spain
                                  ---------------------------------------------
                                  C. Compton Spain, General Partner

                              By: /s/ Michael H. Spain
                                  ---------------------------------------------
                                  Michael H. Spain, General Partner

                              /s/ William D. Spain, Jr.
                              -------------------------------------------------
                              William D. Spain, Jr. Shareholder

                              /s/ C. Compton Spain
                              -------------------------------------------------
                              C. Compton Spain, Shareholder

                              /s/ Michael H. Spain
                              -------------------------------------------------
                              Michael H. Spain, Shareholder

                              /s/ William D. Spain
                              -------------------------------------------------
                              William D. Spain, Shareholder